EXHIBIT 10.2 - EQUIPMENT LEASE AGREEMENT


                    LMCT AGREEMENT

 This Agreement is made and entered into effective this 12th day of May, 1998, by and between GAMBERG MANAGEMENT, INC., a
California corporation ("GMI"), MOBILENETICS CORPORATION, a
Delaware corporation ("MC"), and LANDMARK INTERNATIONAL, INC., a
Nevada corporation ("LII"), with reference to the following:
1. 	LII wishes to lease that certain equipment listed on
Exhibit A.1 from GMI (the "GMI Lease") and that certain equipment listed on Exhibit A.2 from MC (the "MC Lease"), both attached hereto (collectively the "Equipment")
2. 	The MC lease will include all "soft costs" such as
installation, first-last, legal and other miscellaneous costs which have been or will be funded from MC to appropriate vendors no later than the date of signing of these documents.
3. 	All "soft costs" will be itemized and supplied separately
from MC to GMI on or before closing date.
4. 	Closing documents, funding and signatures to this
Agreement must take place no later than May 14, 1998. This
Agreement is deemed effective as of May 8,1998.
FOR AND IN CONSIDERATION of the mutual promises herein contained, the parties hereto agree to the foregoing statements and the following:
1. 	LII will do each of the following:
  	a. 	Lease the Equipment on the terms and conditions set
forth in the Leases attached hereto as Exhibit B.1
   		and Exhibit B.2 (the "Leases").
  	b. 	Use the Equipment to aggregate and package
   		bandwidth (high speed access to the information
superhighway).
c. 	Upon entering into the Leases, sell 2,000,000 shares of its
common stock to Bryan L. Turbow for the sum of $100.
d. 	Upon entering into the Leases, sell 2,000,000 shares of its
common stock to Paul Gamberg for the sum of $100.
e. 	While either Lease is effective, LII will not dilute the
shareholdings of either Paul Gamberg or Bryan L. Turbow.
2. 	LII represents that:
  	a. 	It is traded on the NASDAQ Bulletin Board under the
symbol LMKI;
  	b. 	There are 50,000,000 shares of LII authorized and
19,600,000 shares of LII issued and outstanding;
c. 	It has closed at least twelve (12) corporate
   		accounts at a minimum value of $8,000 per month as
   		listed on the attached Exhibit C
d. 	GMI and MC have the right to market the same type of product as
LII, using the same or any other	vendor relationships;
  	e. 	The shares of stock sold herein are governed by
   		Section 144;
f. 	It will clean up its corporate housekeeping to the satisfaction of the SEC within six (6) months of
   		entering into the Leases so that its common stock
   		can trade actively on NASDAQ;
  	G. 	It will purchase at the option of MC, on or before
   		February 15, 1999, the Equipment from the MC Lease
at the remaining calculated "present value" as set
forth in the MC Lease;
  	h. 	It will purchase, at the option of GMI, on or
   		before February 15, 1999, the Equipment from the
   		GMI Lease at the remaining calculated "present
   		value" as set forth in the GMI Lease;
  	i. 	It will enter into the Security Agreement attached
hereto as Exhibit D, and execute a Financing
statement (Form UCC-1) (which will be filed with
the California Secretary of State), attached hereto
as Exhibit E, putting up its existing and future
customers lists and accounts receivable as security
and collateral in the event of its default under
the terms of this Agreement or the Leases- The
secured party of this Security Agreement shall be
the Mobilenetics-Gamberg Management ("MCGMI), a
joint venture of MC and GMI;
   	j. 	It will file for the fictitious business name of
"LMKI" effective at the time it enters into the
Leases. A copy of said filing is attached hereto
as Exhibit F.
3. 	GMI will purchase the Equipment listed on Exhibit A.1 and
lease it to LII on the terms of the GMI Lease.
4. 	MC will purchase the Equipment listed on Exhibit A.2 and
lease it to LII on the terms of the MC Lease.
5. 	If either GMI or MC use credit established by LII with a
company named ICG or any subsequent vendor of circuits, such use will be secured to LII with the proceeds from the customer base developed thereby. LII has the first right to purchase the assets developed thereby if offered for sale in the year 2000 or later.
6. 	LII will be in breach of this Agreement if it ever states
or implies, orally or in writing, to another or others, that any of the other parties hereto, or their officers, directors or
shareholders, are part of LII or any of its affiliated entities.
7. 	Each party hereto agrees to perform any and all further
acts and to execute and deliver any documents which may. Reasonably be necessary to carry out the provisions of this Agreement-
8.	This Agreement may be amended at any time by the written
agreement of the party affected thereby.
9. 	Any notice required or permitted hereunder shall be
delivered in person or sent by telecopier, air courier or certified mail, return receipt requested, postage and fees prepaid in all cases, to the then current address of each party's then principal business office, to the attention of the Chairman of its Board of Directors or the president, or to such other address as will have been specified by prior written notice to the sending party.  Notice shall be effective upon delivery if it is hand delivered; upon receipt if it is transmitted by telecopier, air courier or registered, certified or express mail; upon expiration of the third business day after deposit in the United States mail if mailed from and to an address in the
United States; and upon expiration of the tenth business day after deposit in the United States mail if mailed from or to an address outside the United States.
10. 	This Agreement shall be binding upon and inure to the
benefit of the parties hereto and upon their permitted successors in interest of any kind whatsoever, their heirs, executors,
administrators, and personal representatives.
11. 	This Agreement will be governed in all respects by the
laws of the State of California as such laws are applied to
agreements between California residents entered into and to be performed entirely within California. The parties hereby consent to the exclusive jurisdiction of the state or federal courts located in the State of California, County of Los Angeles, for the
resolution of any disputes arising out of this Agreement.
12. 	This Agreement may be signed in any number of counterparts, each of which will be an original, but all of which together will constitute one and the same instrument.
13. 	Waiver of any default or breach of this Agreement, of any
warranty, representation covenant or obligation contained herein, shall not be construed as a waiver of any subsequent breach.
14.	This Agreement constitutes the entire agreement and
understanding of the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous agreements and understandings pertaining thereto whether oral or written.
15.	The language of this Agreement shall be construed as to
its fair meaning and not strictly for or against any party.
16. 	If one or more provisions of this Agreement are held to
be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms and interpreted as if such provisions were as excluded.
17. 	In the event that any dispute among the parties hereto
should result in litigation or arbitration, the prevailing party in such dispute shall be entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including without limitation, reasonable attorneys fees and expenses.

 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written below.
Date: May 12, 1998

MOILENETICS CORPORATTON
a Delaware corporation


By:
Bryan L. Turbow, President


LANDMARK INTERNATIONAL, INC.
a Nevada corporation


By:
WILLIAM J KETTLE, President
GAMBERG MANAGEMENT, INC.
a California corporation


By:
PAUL GAMBERG, President